WORLD SURVEILLANCE GROUP INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

To:

In accordance with the 2013 Equity Compensation Incentive Plan (the “Plan”) of World Surveillance Group Inc. (the “Company”), and resolutions adopted by the Board of Directors, the Company hereby is providing to you (the “Participant”) on _____________ (the “Effective Date”) an award to receive ______________restricted stock units (“RSUs”) pursuant to this Restricted Stock Unit Award Agreement (the “Agreement”). Each RSU represents the right to receive one share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) as compensation for your service as an employee, officer, director, consultant or advisor (a “Business Relationship”) with the Company (which for purposes herein shall include World Surveillance Group Inc., and any present or future subsidiary corporations of World Surveillance Group Inc., as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and any present or future parent corporation of World Surveillance Group Inc., as defined in Section 424(e) of the Code, and any other entity in which the Company has a direct or indirect significant interest, as determined by the Administrator in its sole discretion).

Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

The RSUs have been awarded to you upon the following terms and conditions:

1.           Rights of the Participant with Respect to the RSUs

(a)           No Shareholder Rights. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the RSUs lapse, in accordance with the terms hereof, except as set forth in Section 3(e). Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Restricted Stock Unit Agreement unless and until such time as all restrictions on such RSUs lapse and a certificate representing the underlying shares of Common Stock is duly issued and delivered to the Participant. This award of RSUs is unfunded and even as a holder of vested RSUs, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares hereunder. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such issuance of the underlying shares of Common Stock.

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(b)           Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to Participant prior to the date on which the RSUs vest, and the restrictions with respect to the RSUs lapse, in accordance with Section 2 or 3. Neither this Section 1(b) nor any action taken pursuant to or in accordance with this Section 1(b) shall be construed to create a trust of any kind. After any RSUs vest pursuant to Section 2 or 3, the Company shall promptly cause shares of Common Stock to be issued either by issuance of a stock certificate or in book-entry form, registered in Participant's name or in the name of Participant's legal representatives, beneficiaries or heirs, as the case may be, in payment of such vested whole RSUs. No shares of Common Stock shall be issued in connection with any fractional RSUs.

2.           Early Vesting Upon Change of Control. Subject to the other terms and conditions set forth herein, upon the effective date of a Change in Control, [accelerated vesting percentage, if any] of the RSUs shall become immediately and unconditionally vested, and the restrictions with respect to all of such RSUs shall lapse, provided, however, that the restrictions shall continue after the closing of the Change of Control as to the remainder of the RSUs subject to this Agreement at the same rate and until the same dates as in effect prior to the Change of Control as long as the Participant continuously maintains a Business Relationship with the Company through the applicable restriction dates. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the consolidation with or the acquisition by another entity of the Company in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or its ultimate parent, or in the event of a sale or all or substantially all of the Company’s assets.

3.           Vesting Upon Termination of Business Relationship.

(a)          Vesting. The RSUs shall vest with respect to [___% of the shares of Common Stock subject to the RSUs on the _____ anniversary of the Effective Date; with respect to ___% of the shares of Common Stock subject to the RSUs on the _____ anniversary of the Effective Date; and with respect to ___% of the shares of Common Stock subject to the RSUs on the _____ anniversary of the Effective Date (the “Vesting Period”).]

(b)          Termination of Vesting. If Participant continues to have a Business Relationship with the Company through the Vesting Period, the restrictions applicable hereunder to the RSUs shall terminate, and as soon as practicable after the end of the Vesting Period for any of the RSUs, a number of shares of Common Stock equal to the number of such RSUs shall be issued and delivered to Participant free of any restrictions.

(c)           Death or Disability. If Participant’s Business Relationship with the Company terminates during the Vesting Period by reason of Participant’s death or Disability (as defined in Section 3(g) hereof), the restrictions applicable hereunder to the RSUs shall terminate, and as soon as practicable after such termination of the Business Relationship, a number of shares of Common Stock equal to the number of such RSUs shall be issued and delivered to Participant (or in the event of Participant’s death, to Participant’s estate) free of any restrictions.

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(d)            No Cause. If Participant’s Business Relationship with the Company terminates during the Vesting Period for any reason other than Participant’s death or Disability or for Cause (as defined in Section 3(g) below), then on the date of such termination of the Business Relationship (the “No Cause Forfeiture Date”), all of the RSUs still subject to vesting restrictions hereunder shall be forfeited by Participant at no cost to the Company unless prior to the No Cause Forfeiture Date the Administrator, acting in its absolute discretion, terminates the restrictions applicable hereunder to all or a portion of the RSUs still subject to restrictions hereunder.  In connection with those RSUs not subject to vesting restrictions hereunder on the No Cause Forfeiture Date, or if the Administrator so terminates any vesting restrictions applicable hereunder to any of the RSUs, then as soon as practicable after the No Cause Forfeiture Date, a number of shares of Common Stock equal to the number of such RSUs shall be issued and delivered to Participant free of any restrictions.

(e)            Cause. If Participant’s Business Relationship with the Company terminates during the Vesting Period for Cause, then on the date of such termination of the Business Relationship (the “Cause Forfeiture Date”), all of the RSUs subject to this Agreement, including any shares of Common Stock that were issued in connection with RSUs as to which vesting restrictions had already terminated, shall be forfeited by Participant and such shares of Common Stock (or the economic value realized or obtained with respect to such RSUs by Participant, measured at the date such RSUs vested) shall be promptly (but in no event later than the fifth day following such Cause Forfeiture Date) transferred to the Company at no cost to the Company.

(f)          Change in Business Relationship. For purposes hereof, with respect to Participants who are employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Participant after the approved period of absence; in the event of such an approved leave of absence, vesting of this award of RSUs shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship (for example, post-employment consulting service) shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this Restricted Stock Unit Agreement. This Agreement shall not be affected by any change of Business Relationship within or among the Company and its Subsidiaries so long as the Participant continuously remains in a Business Relationship with the Company or any Subsidiary.

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(g)          Definitions. For the purposes of this Agreement:  (i) the “Disability” of Participant shall mean the “permanent and total disability” of Participant within the meaning of Section 22(e)(3) of the Code, as determined by the Administrator in its discretion; and (ii) “Cause” means in the good faith determination of the Company, Participant has (A) committed gross negligence, dishonesty or willful malfeasance in the performance of the Participant’s work or duties; (B) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentially obligations to the Company; (C) failed on a substantial and continuing basis, after written notice of such failure, to render services to the Company in accordance with the terms or requirements of Participant’s Business Relationship; (D) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (E) disregarded the material rules or material policies of the Company which has not been cured within 15 days after written notice thereof from the Company; or (F) engaged in intentional acts that have generated material adverse publicity toward or about the Company.

4.           Adjustments to Restricted Stock Units. In the event of any change in or affecting the outstanding shares of Common Stock of the Company by reason of a stock dividend or split, merger or consolidation, or various other events, adjustments will be made as appropriate in connection with the RSUs as contemplated in the Plan.

5.           Income Tax Matters. The Company shall have the right, in connection with the vesting of RSUs under this Agreement, (i) to deduct from any payment otherwise due by the Company to Participant or any other person receiving delivery of cash or shares of Common Stock an amount equal to any taxes required to be withheld or paid by law with respect to such delivery, (ii) to require Participant or any other person receiving such delivery to pay to the Company an amount sufficient to provide for any such taxes so required to be withheld or paid, or (iii) to sell such number of shares of Common Stock otherwise deliverable as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld or paid. Notwithstanding anything to the contrary herein, unless the tax withholding or payment obligations of the Company are satisfied, the Company shall have no obligation to deliver to Participant a certificate for shares of Common Stock in respect of Participant’s vested RSUs. The Participant acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the underlying shares of Common Stock received in connection therewith and that Participant should consult a tax advisor prior to such settlement or disposition.

6.           Miscellaneous.

(a)          This Agreement does not confer on Participant any right with respect to the continuance of any Business Relationship with the Company, nor will it interfere in any way with the right of the Company to terminate such Business Relationship at any time.

(b)          The Company shall not be required to deliver any shares of Common Stock upon vesting of any RSUs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

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(c)          The Company may assign all or any portion of its rights and obligations under this Agreement and the RSUs. The rights and obligations of Participant under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Participant other than to the Company under the terms hereof or by will or the laws of descent and distribution (until the restrictions lapse on RSUs at the dates set forth above and stock certificates for the underlying shares of Common Stock have been delivered to the Participant). If Participant assigns, pledges, transfers or otherwise disposes of the RSUs or the underlying shares of Common Stock, voluntarily or involuntarily, except as permitted by this Agreement, Participant shall lose all rights to the RSUs and the underlying shares of Common Stock.

(d)          This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Participant, and Participant’s heirs, devisees, executors, administrators and personal representatives.

(e)          This Agreement may be amended or terminated at any time by an instrument in writing to such effect executed by both parties (either in writing or by electronic transmission).

(f)          All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.  The Company or Participant may change, at any time and from time to time, by written notice to the other, the address that the Company or Participant had theretofore specified for receiving notices.  Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Participant at Participant’s address as set forth in the records of the

 Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: General Counsel”.

(g)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

(h)          If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision shall be deemed to be so limited and shall be enforceable by limitation thereof, then the provision shall be so limited and shall be enforceable to the maximum extent permitted by applicable law.

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(i)          The parties agree to execute such additional instruments and to take all such further action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

(j)          This Agreement and the Plan set forth the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

(k)          The Agreement, the RSUs and the underlying shares of Common Stock are subject to all of the terms and conditions of the Plan as amended from time to time, which is incorporated herein in its entirety.  In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control.

(l)          This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

(m)          The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

(n)          The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first written above.

WORLD SURVEILLANCE GROUP INC.

By: ______________________

Name:____________________

Title:_____________________

PARTICIPANT

___________________________

Name:______________________

Address:____________________

               _____________________

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